Exhibit 99.d(1)(f)

AMENDMENT NO. 5

TO THE

AMENDED AND RESTATED MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of January 23, 2023, amends the Amended and Restated Master Investment Advisory Agreement (the "Agreement"), dated July 1, 2020, between AIM Growth Series (Invesco Growth Series), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation, as follows:

W I T N E S S E T H :

WHEREAS, the parties desire to amend the Agreement to remove Invesco Peak Retirement Destination Fund, Invesco Peak Retirement 2010 Fund, Invesco Peak Retirement 2015 Fund, Invesco Peak Retirement 2020 Fund, Invesco Peak Retirement 2025 Fund, Invesco Peak Retirement 2030 Fund, Invesco Peak Retirement 2035 Fund, Invesco Peak Retirement 2040 Fund, Invesco Peak Retirement 2045 Fund, Invesco Peak Retirement 2050 Fund, Invesco Peak Retirement 2055 Fund, Invesco Peak Retirement 2060 Fund, Invesco Peak Retirement 2065 Fund, each a series portfolio of AIM Growth Series (Invesco Growth Series) (“AGS”), effective January 23, 2023;

NOW, THEREFORE, the parties agree that;

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Active Allocation Fund	May 24, 2019
Invesco Convertible Securities Fund	February 12, 2010
Invesco Income Advantage International Fund	November 4, 2003
Invesco Income Allocation Fund	October 31, 2005
Invesco International Diversified Fund	May 24, 2019
Invesco Main Street Mid Cap Fund®	May 24, 2019
Invesco Main Street Small Cap Fund®	May 24, 2019
Invesco Quality Income Fund	February 12, 2010
Invesco Select Risk: Conservative Investor Fund	May 24, 2019
Invesco Select Risk: Growth Investor Fund	April 30, 2004
Invesco Select Risk: High Growth Investor Fund	May 24, 2019
Invesco Select Risk: Moderate Investor Fund	May 24, 2019
Invesco Select Risk: Moderately Conservative Investor Fund	April 29, 2005
Invesco Small Cap Growth Fund	September 11, 2000

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

Invesco Active Allocation Fund*

Net Assets	Annual Rate
First $3 billion	0.10%
Over $3 billion	0.08%

Invesco Select Risk: Moderately Conservative Investor Fund

Invesco Select Risk: Growth Investor Fund

Invesco Income Allocation Fund

These three funds do not pay an advisory fee.

Invesco Convertible Securities Fund

Net Assets	Annual Rate
First $750 million	0.52%
Next $250 million	0.47%
Next $500 million	0.42%
Next $500 million	0.395%
Next $1 billion	0.37%
Over $3 billion	0.345%

Invesco Income Advantage International Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.73%
Next $500 million	0.71%
Next $1.5 billion	0.69%
Next $2.5 billion	0.67%
Next $2.5 billion	0.65%
Next $2.5 billion	0.63%
Over $10 billion	0.61%

Invesco Main Street Mid Cap Fund®*

* The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Net Assets	Annual Rate
First $200 million	0.735%
Next $200 million	0.73%
Next $200 million	0.69%
Next $200 million	0.66%
Next $4.2 billion	0.60%
Over $5 billion	0.58%

Invesco Main Street Small Cap Fund®*

Net Assets	Annual Rate
First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $4.2 billion	0.60%
Over $5 billion	0.58%

Invesco International Diversified Fund

Invesco Select Risk: Conservative Investor Fund

Invesco Select Risk: High Growth Investor Fund

Invesco Select Risk: Moderate Investor Fund

These four funds do not pay an advisory fee.

Invesco Quality Income Fund

Net Assets	Annual Rate
First $100 million	0.47%
Next $150 million	0.44%
Next $250 million	0.4125%
Next $2 billion	0.3825%
Next $2.5 billion	0.38%
Next $2.5 billion	0.365%
Next $2.5 billion	0.34%
Next $2.5 billion	0.295%
Over $12.5 billion	0.27%

Invesco Small Cap Growth Fund

Net Assets	Annual Rate
First $500 million	0.725%
Next $500 million	0.70%
Next $500 million	0.675%
Over $1.5 billion	0.65%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM GROWTH SERIES (INVESCO GROWTH SERIES)

By:	/s/ John.M.Zerr
John.M.Zerr
Senior Vice President

INVESCO ADVISERS, INC.

By:	/s/ Melanie Ringold
Melanie Ringold
Senior Vice President & Secretary

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